Exhibit 32.1

VISION ENERGY GROUP, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vision Energy Group, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Russell L. Smith, the Chairman, CEO and Chief Financial Officer and Director of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Russell L. Smith

Russell Smith

Chairman, CEO and Chief Financial Officer (Principal Accounting Officer) and Director

May 23, 2007

The foregoing certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.